Exhibit 99.1

IMAX CORPORATION REPORTS Q4 AND FULL-YEAR 2022 RESULTS

•
IMAX expects return to pre-pandemic gross box office level of $1.1 billion in 2023 as year begins with strong reopening of China and record-breaking performance of “Avatar: The Way of Water” of approximately $250 million in global box office

•
IMAX drives record-breaking Chinese New Year box office of $61.3 million in 2023, led by “The Wandering Earth 2” — now the highest grossing Chinese film of all time in IMAX

•
IMAX global entertainment technology platform drives full-year 2022 growth of more than 15% across Revenue, Gross Margin and Adjusted EBITDA(1)

•
IMAX gross global box office increased 33% year over year to $850 million leading to record share of both global (3.3%) and domestic (4.8%) gross box office in 2022

•
IMAX completes 92 technology system installations for full year 2022 — including 52 in Q4 exceeding mid-range of full year guidance of 80 to 100

•
IMAX repurchased 5.4 million shares for full-year 2022 or 9.2% of total shares outstanding

NEW YORK, NY — February 22, 2023 — IMAX Corporation (NYSE: IMAX) today reported solid financial results for the fourth quarter of 2022 demonstrating the value of its unique global entertainment technology platform and content portfolio.

“IMAX fully expects to resume pre-pandemic levels of performance in 2023, as we surge into the year with strong dual tailwinds — the record-breaking performance of ‘Avatar: The Way of Water’ and the rapid reopening of China,” said Richard L. Gelfond, Chief Executive Officer of IMAX. “Already in the new year, we’ve delivered our highest grossing first-run release ever with the ‘Avatar’ sequel, our best Chinese New Year box office ever, and multi-system agreements — demonstrating our prospects for strong box office and global network growth in 2023.”

“The first ‘Avatar’ took IMAX to a new level, and we are seeing early signs that its sequel will help drive growth across our business. ‘Avatar: The Way of Water’ is our highest grossing release ever in nearly 50 international markets, many of which are underrepresented with IMAX systems and among those we’ve identified for strategic expansion. Coupled with a strong, consistent Hollywood slate and our expanding local language content portfolio in priority markets, we see a clear opportunity to further expand and diversify our global footprint this year.”

“The rapid reopening of China has been stunning and a powerful reminder of what we can deliver in the market given the strength of our brand, experience, and content portfolio of Hollywood and local blockbusters. With Hollywood tentpoles like ‘Avatar: The Way of Water’ and ‘Ant-Man and the Wasp: Quantumania’ gaining day-and-date Chinese releases, and Chinese-made blockbusters like ‘The Wandering Earth 2’ and ‘Full River Red’ drawing big audiences, China is fast reasserting itself as one of the world’s biggest moviegoing markets.”

Fourth Quarter and December Full-Year Financial Highlights

	Three Months Ended			Year Ended
	December 31,			December 31,
In millions of U.S. Dollars, except per share data	2022	2021	YoY % Change	2022	2021	YoY % Change
Total Revenue	$98.0	$108.6	(10%)	$300.8	$254.9	18%

Gross Margin	$48.8	$64.0	(24%)	$156.4	$134.4	16%
Gross Margin (%)	50%	59%		52%	53%

Net Income (Loss)(2)(3)	$2.6	$10.1	(74%)	$(22.8)	$(22.3)	N/A
Net Income (Loss) per share(2)(3)	$0.05	$0.17	(71%)	$(0.40)	$(0.38)	N/A
Adjusted Net Income (Loss)(1)(2)(3)	$10.6	$18.4	(43%)	$3.2	$(8.4)	N/A
Adjusted Net Income (Loss) per share(1)(2)(3)	$0.19	$0.31	(39%)	$0.06	$(0.14)	N/A

Adjusted EBITDA per Credit Facility(1)(4)	$27.8	$44.0	(37%)	$84.5	$68.6	23%
Adjusted EBITDA Margin (%)(1)(2)	30.6%	45.0%	(32%)	30.2%	31.0%	(3%)
Weighted average shares outstanding (in millions):
Basic	54.8	58.9	(7%)	56.7	59.1	(4%)
Diluted	55.7	59.8	(7%)	57.4	59.1	(3%)

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)
Attributable to common shareholders.
(3)
Includes a tax valuation allowance resulting in a negative impact of $2.1 million or $0.04 per share for the three months ended December 31, 2022 (2021 — $0.5 million or $0.01 per share) and $16.5 million or $0.29 per share for the year ended December 31, 2022 (2021 — $14.7 million or $0.25 per share).
(4)
Adjusted EBITDA per Credit facility attributable to common shareholders.

Fourth Quarter and December Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
4Q22	$45.9	$27.0	59%	$48.0	$23.2	48%
4Q21	51.3	36.8	72%	53.4	26.2	49%
% change	(11%)	(27%)		(10%)	(11%)

YTD 4Q22	$156.6	$95.4	61%	$130.6	$63.6	49%
YTD 4Q21	116.8	66.5	57%	126.8	64.3	51%
% change	34%	43%		3%	(1%)

_______________

(1)
Please refer to the Company’s Form 10-K for the year ended December 31, 2022 for additional segment information.

IMAX Technology Network

•
IMAX Technology Network revenues decreased 11% to $45.9 million in the fourth quarter of 2022. Box office from IMAX locations in Q4 of $252 million was down 9.3% from Q4 of 2021 driven by China. Avatar delivered $140 million in box office in the last two weeks of December with 11% market share on less than 1% of screens and comprising more than half of Q4’s total IMAX box office.
•
Gross margin for the IMAX Technology Network was $27.0 million in the fourth quarter of 2022, compared to $36.8 million in the prior year period driven by lower revenues and higher marketing investments.

IMAX Technology Sales and Maintenance

•
IMAX Technology Sales and Maintenance revenues and gross margin decreased 10% to $48.0 million and 11% to $23.2 million, respectively, in the fourth quarter of 2022 which reflects a one-time release of $6.3 million in deferred maintenance revenue that benefitted Q4 of 2021.
•
During the fourth quarter the Company installed 52 systems compared to 30 systems in the fourth quarter of 2021, of those, 24 systems were under sales and sales-type lease and hybrid JRSA arrangements compared to 26 systems in the prior year.

Operating Cash Flow and Liquidity

Net cash provided by operating activities was $17.3 million for full-year 2022, compared to $6.1 million for full-year 2021.

As of December 31, 2022, the Company’s available liquidity was $415.5 million including its balance of cash and cash equivalents of $97.4 million, $275.0 million in available borrowing capacity under the Credit Facility and $43.1 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs was $270.7 million as of December 31, 2022.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the fourth quarter of 2022 were 54.8 million and 55.7 million, respectively, compared to 58.9 million and 59.8 million in the fourth quarter of 2021.

During the fourth quarter of 2022, the Company repurchased 1.9 million shares at an average price of $14.01 for a total of $26.6 million. For the full year, the Company repurchased 5.4 million shares at an average price of $15.19 for a total of $82.0 million and 9.2% of the beginning of year share count.

In 2021, the Company issued $230.0 million of 0.500% Convertible Senior Notes due 2026 ("Convertible Notes"). In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $37.2750 per share of the Company’s common shares.

Additionally, for the full year, IMAX China repurchased 3.0 million shares at an average price of $1.02 for a total cost of $3.0 million.

As of December 31, 2022, a total of $193.4 million remains available under the Company’s outstanding share repurchase authorization.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its fourth quarter 2022 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register here: https://register.vevent.com/register/BI2197088c38524f54b874f4773ab6fb7a. and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you've never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, and, as such, IMAX's network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of December 31, 2022, there were 1,716 IMAX systems (1,633 commercial multiplexes, 12 commercial destinations, 71 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970.”

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAXTM, IMAX LiveTM, IMAX Enhanced®, and SSIMWAVE® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts, such as the conflict between Russia and Ukraine; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability, including with respect to the Russia-Ukraine conflict; the failure to convert IMAX System backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements ("JRSA"); (iii) IMAX Systems; (iv) IMAX Maintenance; (v) Other Theater Business; (vi) Film Distribution; and (vii) Film Post-Production. The Company's activities that do not meet the criteria to be considered a reportable segment are disclosed within All Other. The Company organizes its reportable segments into the following three categories, identified by the nature of the product sold or service provided:

(i)
IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from JRSA segment;

(ii)
IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment; and

(iii)
Film Distribution and Post-Production, which includes activities related to the distribution of large-format documentary films, primarily to institutional theaters, and the distribution of exclusive experiences ranging from live performances to interactive events with leading artists and creators (through the Film Distribution segment) and the provision of film post-production and quality control services.

The Company presents its segment information at a disaggregated level to provide more relevant information to the users of its financial statements.

Transactions between the IMAX DMR segment and the Film Post-Production segment are valued at exchange value. Inter-segment profits are eliminated upon consolidation, as well as for the disclosures below.

In the first quarter of 2022, the Company's internal reporting was updated to reclassify the results of IMAX Enhanced®, an initiative to bring The IMAX Experience® into the home, out of the New Business Initiatives segment and into All Other for segment reporting purposes. IMAX Enhanced was the only component of the New Business Initiatives segment. Prior period comparatives have been reclassified to conform with the current period presentation.

In the first quarter of 2023, the Company has updated its internal reporting, including the information provided to the CODM to assess segment performance and allocate resources, and, as a result, will update its reportable segments in its quarterly report on Form 10-Q for the period ending March 31, 2023. Following these changes, the Company will have two reportable segments: (i) Technology Products and Services, which will principally include the sale, lease, and maintenance of IMAX Systems, previously included within the JRSA, IMAX Systems, IMAX Maintenance, Other Theater Business segments, and (ii) Content Solutions, which will principally include content enhancement and distribution services, previously included within the IMAX DMR, Film Distribution and Film Post-Production segments. The Company’s activities that do not meet the criteria to be considered a reportable segment will be reported within All Other.

IMAX Network and Backlog

	Three Months Ended December 31,		Year Ended December 31,
System Signings:	2022	2021	2022	2021
New IMAX Systems
Sales and sales-type lease arrangements	9	7	18	20
Hybrid JRSA	—	—	3	—
Traditional JRSA	—	1	9	9
Total new IMAX Systems	9	8	30	29
Upgrades of IMAX systems	3	3	17	7
Total IMAX System signings	12	11	47	36

	Three Months Ended December 31,		Year Ended December 31,
System Installations:	2022	2021	2022	2021
New IMAX Systems(1)
Sales and sales-type lease arrangements	14	18	28	35
Hybrid JRSA	1	3	6	9
Traditional JRSA	6	3	22	18
Total new IMAX Systems	21	24	56	62
Upgrades of IMAX systems	31	6	36	13
Total IMAX System installations	52	30	92	75

	Year Ended December 31,
System Backlog:	2022		2021
Sales and sales-type lease arrangements	162		173
Hybrid JRSA	120		132
Traditional JRSA	168	(2)	184	(2)
Total System backlog	450	(3)	489	(4)

	Year Ended December 31,
System Network:	2022		2021
Commercial Multiplex Systems
Sales and sales-type lease arrangements	702		690
Hybrid JRSA	151		146
Traditional JRSA	780		763
Total Commercial Multiplex Systems	1,633		1,599
Commercial Destination Systems	12		12
Institutional Systems	71		72
Total System network(5)	1,716		1,683

_______________

(1)
For the three months ended December 31, 2022, includes four IMAX Systems that were relocated from their original locations (2021 — nine). For the year ended December 31, 2022, includes twelve IMAX Systems that were relocated from their original location (2021 ― nine). When a system under a sales or sales-type lease arrangement is relocated, the amount of revenue earned by the Company may vary from transaction-to-transaction and is usually less than the amount earned for a new sale. In certain situations when a system is relocated, the original location is upgraded to an IMAX Laser System.
(2)
Includes 38 IMAX Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2021 — 44 ).

(3)
Includes 200 new IMAX with Laser projection system configurations and 89 upgrades of existing locations to IMAX Laser Systems configurations.
(4)
Includes 158 new IMAX with Laser projection system configurations and 92 upgrades of existing locations to IMAX Laser Systems configurations.
(5)
Period-to-period changes are reported net of the effect of permanently closed locations.

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended
	December 31,		Year Ended
	(Unaudited)		December 31,
	2022	2021	2022	2021
Revenues
Technology sales	$33,888	$31,645	$69,158	$66,153
Image enhancement and maintenance services	44,094	54,234	161,379	131,148
Technology rentals	18,060	20,082	61,786	46,790
Finance income	2,004	2,611	8,482	10,792
	98,046	108,572	300,805	254,883
Costs and expenses applicable to revenues
Technology sales	17,346	19,260	37,610	37,039
Image enhancement and maintenance services	25,575	19,480	81,834	58,062
Technology rentals	6,278	5,797	25,006	25,376
	49,199	44,537	144,450	120,477
Gross margin	48,847	64,035	156,355	134,406
Selling, general and administrative expenses	37,862	34,929	138,043	117,322
Research and development	1,633	1,248	5,300	6,944
Amortization of intangible assets	1,417	1,291	4,829	4,877
Credit loss expense (reversal), net	398	933	8,547	(3,951)
Asset impairments	—	—	4,470	—
Legal judgment and arbitration awards	—	—	—	(1,770)
Income (loss) from operations	7,537	25,634	(4,834)	10,984
Realized and unrealized investment (losses) gains	(29)	29	70	5,340
Retirement benefits non-service expense	(139)	(116)	(556)	(463)
Interest income	252	538	1,428	2,218
Interest expense	(1,523)	(1,558)	(5,877)	(7,092)
Income (loss) before taxes	6,098	24,527	(9,769)	10,987
Income tax expense	(2,017)	(11,148)	(10,108)	(20,564)
Net income (loss)	4,081	13,379	(19,877)	(9,577)
Net income attributable to non-controlling interests	(1,468)	(3,279)	(2,923)	(12,752)
Net income (loss) attributable to common shareholders	$2,613	$10,100	$(22,800)	$(22,329)

Net income (loss) per share attributable to common shareholders - basic and diluted:
Net income (loss) per share — basic and diluted	$0.05	$0.17	$(0.40)	$(0.38)

Weighted average shares outstanding (in thousands):
Basic	54,816	58,886	56,674	59,126
Diluted	55,659	59,805	56,674	59,126
Additional Disclosure:
Depreciation and amortization	$13,998	$15,512	$56,661	$56,082
Amortization of deferred financing costs	$712	$764	$3,177	$2,513

IMAX CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share amounts)

	As of December 31,
	2022	2021
Assets
Cash and cash equivalents	$97,401	$189,711
Accounts receivable, net of allowance for credit losses	136,142	110,050
Financing receivables, net of allowance for credit losses	129,384	141,049
Variable consideration receivable, net of allowance for credit losses	44,024	44,218
Inventories	31,534	26,924
Prepaid expenses	12,343	11,802
Film assets, net of accumulated amortization	5,277	4,241
Property, plant and equipment, net of accumulated depreciation	252,896	260,353
Investment in equity securities	1,035	1,087
Other assets	15,665	17,799
Deferred income tax assets, net of valuation allowance	9,900	13,906
Goodwill	52,815	39,027
Other intangible assets, net of accumulated amortization	32,738	23,080
Total assets	$821,154	$883,247
Liabilities
Accounts payable	$25,237	$15,943
Accrued and other liabilities	117,286	111,896
Deferred revenue	70,940	81,281
Revolving credit facility borrowings, net of unamortized debt issuance costs	36,111	2,472
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	226,912	223,641
Deferred income tax liabilities	14,900	17,642
Total liabilities	491,386	452,875
Commitments, contingencies and guarantees
Non-controlling interests	722	758
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
54,148,614 issued and outstanding (December 31, 2021 — 58,653,642 issued and outstanding)	376,715	409,979
Other equity	185,678	174,620
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(293,124)	(234,975)
Accumulated other comprehensive (loss) income	(9,846)	2,527
Total shareholders' equity attributable to common shareholders	263,355	356,083
Non-controlling interests	65,691	73,531
Total shareholders' equity	329,046	429,614
Total liabilities and shareholders' equity	$821,154	$883,247

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2022	2021
Operating Activities
Net loss	$(19,877)	$(9,577)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	56,661	56,082
Amortization of deferred financing costs	3,177	2,513
Credit loss expense (reversal), net	8,547	(3,951)
Write-downs, including asset impairments	7,176	1,764
Deferred income tax (benefit) expense	(2,073)	2,996
Share-based and other non-cash compensation	27,573	26,079
Unrealized foreign currency exchange loss	1,108	256
Realized and unrealized investment gains	(70)	(5,340)
Changes in assets and liabilities:
Accounts receivable	(29,003)	(52,453)
Inventories	(5,529)	11,451
Film assets	(19,598)	(14,810)
Deferred revenue	(11,572)	(6,591)
Changes in other operating assets and liabilities	801	(2,354)
Net cash provided by operating activities	17,321	6,065
Investing Activities
Acquisition of SSIMWAVE Inc., net of cash and cash equivalents acquired	(15,939)	—
Purchase of property, plant and equipment	(8,424)	(3,590)
Investment in equipment for joint revenue sharing arrangements	(19,803)	(10,094)
Interest in film classified as a financial instrument	(4,731)	—
Acquisition of other intangible assets	(4,394)	(4,092)
Proceeds from sale of equity securities	—	17,769
Net cash used in investing activities	(53,291)	(7)
Financing Activities
Proceeds from issuance of convertible notes, net	—	223,675
Debt issuance costs related to convertible notes	—	(1,161)
Purchase of capped calls related to convertible notes	—	(19,067)
Revolving credit facility borrowings	37,871	3,600
Repayment of revolving credit facility borrowings	(3,600)	(307,609)
Credit facility amendment fees paid	(2,279)	(527)
Repurchase of common shares, IMAX Corporation	(80,124)	(13,905)
Repurchase of common shares, IMAX China	(3,043)	(10,060)
Taxes withheld and paid on employee stock awards vested	(3,687)	(3,660)
Common shares issued - stock options exercised	—	883
Principal payment under finance lease obligations	(948)	—
Dividends paid to non-controlling interests	(2,704)	(4,889)
Net cash used in financing activities	(58,514)	(132,720)
Effects of exchange rate changes on cash	2,174	(1,006)
Decrease in cash and cash equivalents during year	(92,310)	(127,668)
Cash and cash equivalents, beginning of year	189,711	317,379
Cash and cash equivalents, end of year	$97,401	$189,711

Segment Revenue and Gross Margin (Margin Loss)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue
IMAX Technology Network
IMAX DMR	$27,803	$31,221	$94,867	$70,659
JRSA, contingent rent	18,060	20,076	61,768	46,184
	45,863	51,297	156,635	116,843
IMAX Technology Sales and Maintenance
IMAX Systems	30,127	30,543	62,933	65,660
JRSA, fixed fees	2,318	1,630	4,804	5,406
IMAX Maintenance	13,044	20,143	56,608	53,339
Other Theater Business(1)	2,558	1,080	6,255	2,363
	48,047	53,396	130,600	126,768
Film Distribution and Post-Production	1,517	1,723	6,935	5,724
Sub-total for reportable segments	95,427	106,416	294,170	249,335
All Other(2)	2,619	2,156	6,635	5,548
Total	$98,046	$108,572	$300,805	$254,883

Gross Margin (Margin Loss)
IMAX Technology Network
IMAX DMR	$14,999	$22,377	$57,964	$44,782
JRSA, contingent rent	12,005	14,462	37,394	21,761
	27,004	36,839	95,358	66,543
IMAX Technology Sales and Maintenance
IMAX Systems	16,697	13,336	35,129	34,982
JRSA, fixed fees	510	560	589	1,343
IMAX Maintenance	5,466	12,212	27,109	27,572
Other Theater Business	493	129	807	398
	23,166	26,237	63,634	64,295
Film Distribution and Post-Production	(2,658)	(149)	(6,128)	848
Sub-total for reportable segments	47,512	62,927	152,864	131,686
All Other(2)	1,335	1,109	3,491	2,721
Total	$48,847	$64,036	$156,355	$134,407

______________

(1)
The revenue from this segment principally includes after-market sales of IMAX system parts and 3D glasses.
(2)
All Other includes the results from IMAX Enhanced, SSIMWAVE, and other ancillary activities. In the first quarter of 2022, the Company's internal reporting was updated to reclassify the results of IMAX Enhanced out of the New Business Initiatives segment into All Other for segment reporting purposes. Prior period comparatives have been revised to conform with the current period presentation.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, net, (iii) legal judgment and arbitration awards; (iv) realized and unrealized investment gains or losses, (v) acquisition-related expenses, as well as the related tax impact of these adjustments, and (vi) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income (loss) attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) acquisition-related expenses; (iv) write-downs, net of recoveries, including asset impairments and credit loss expense; and (v) legal judgment and arbitration awards.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. Prior to the third quarter of 2022, the Company defined free cash flow as net cash provided by or used in operating activities minus cash used in investing activities (from the Consolidated Statements of Cash Flows). In the third quarter of 2022, the Company updated its definition of free cash flow to deduct only normal recurring capital expenditures, including the Company’s investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended December 31, 2022 (1)			For the Three Months Ended December 31, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net income	$4,081	$1,468	$2,613	$13,379	$3,279	$10,100
Add (subtract):
Income tax expense	2,016	786	1,230	11,148	1,557	9,591
Interest expense, net of interest income	559	(15)	574	257	(91)	348
Depreciation and amortization, including film asset amortization	13,998	1,109	12,889	15,512	1,345	14,167
Amortization of deferred financing costs(2)	712	—	712	764	—	764
EBITDA	$21,366	$3,348	$18,018	$41,060	$6,090	$34,970
Stock and other non-cash compensation	8,063	205	7,858	7,521	290	7,231
Realized and unrealized investment losses (gains)	29	—	29	(29)	—	(29)
Acquisition-related expenses	166	—	166	—	—	—
Write-downs, including asset impairments and credit loss expense	1,867	162	1,705	1,819	(23)	1,842
Adjusted EBITDA per Credit Facility	$31,491	$3,715	$27,776	$50,371	$6,357	$44,014
Revenues attributable to common shareholders(3)	98,046	7,273	90,773	108,572	10,738	97,834
Adjusted EBITDA margin attributable to common shareholders	32.1%	51.1%	30.6%	46.4%	59.2%	45.0%

	For the Twelve Months Ended December 31, 2022 (1)			For the Twelve Months Ended December 31, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(19,877)	$2,923	$(22,800)	$(9,577)	$12,752	$(22,329)
Add (subtract):
Income tax expense	10,108	1,256	8,852	20,564	4,049	16,515
Interest expense, net of interest income	1,272	(251)	1,523	2,362	(356)	2,718
Depreciation and amortization, including film asset amortization	56,661	4,820	51,841	56,082	5,255	50,827
Amortization of deferred financing costs(2)	3,177	—	3,177	2,513	—	2,513
EBITDA	$51,341	$8,748	$42,593	$71,944	$21,700	$50,244
Stock and other non-cash compensation	27,573	760	26,813	26,079	1,114	24,965
Realized and unrealized investment gains	(70)	—	(70)	(5,340)	(1,571)	(3,769)
Acquisition-related expenses	1,122	—	1,122	—	—	—
Write-downs (Recoveries), including asset impairments and credit loss expense	15,723	1,723	14,000	(2,187)	(1,159)	(1,028)
Legal judgment and arbitration awards	—	—	—	(1,770)	—	(1,770)
Adjusted EBITDA per Credit Facility	$95,689	$11,231	$84,458	$88,726	$20,084	$68,642
Revenues attributable to common shareholders(3)	300,805	20,883	279,922	254,883	33,556	221,327
Adjusted EBITDA margin attributable to common shareholders	31.8%	53.8%	30.2%	34.8%	59.9%	31.0%

______________

(1) The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.

(2) The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

(3)

(In thousands of U.S. Dollars)	Three months ended December 31, 2022		Three months ended December 31, 2021		Year ended December 31, 2022		Year ended December 31, 2021
Total revenues		$98,046		$108,572		$300,805		$254,883
Greater China revenues	$25,728		$37,167		$73,330		$112,801
Non-controlling interest ownership percentage(4)	28.27%		28.89%		28.48%		29.75%
Deduction for non-controlling interest share of revenues		(7,273)		(10,738)		(20,883)		(33,556)
Revenues attributable to common shareholders		$90,773		$97,834		$279,922		$221,327

(4) Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Income (Loss) Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	December 31, 2022		December 31, 2021
(In thousands of U.S. dollars, except per share amounts)	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common shareholders	$2,613	$0.05	$10,100	$0.17
Adjustments(1):
Share-based compensation	7,730	0.14	7,140	0.12
COVID-19 government relief benefits, net	—	—	1,674	0.03
Realized and unrealized investment losses (gains)	29	—	(29)	—
Acquisition-related expenses	166	—	—	—
Tax impact on items listed above	17	—	(492)	(0.01)
Adjusted net income(1)	$10,555	$0.19	$18,393	$0.31

Weighted average basic shares outstanding		54,816		58,886
Weighted average diluted shares outstanding		55,659		59,805

	Year Ended		Year Ended
	December 31, 2022		December 31, 2021
(In thousands of U.S. dollars, except per share amounts)	Net (Loss) Income	Diluted EPS	Net Loss	Diluted EPS
Net loss attributable to common shareholders	$(22,800)	$(0.40)	$(22,329)	$(0.38)
Adjustments(1):
Share-based compensation	26,382	0.46	24,815	0.42
COVID-19 government relief benefits, net	(373)	(0.01)	(3,839)	(0.06)
Legal judgment and arbitration awards	—	—	(1,770)	(0.03)
Realized and unrealized investment gains	(70)	—	(3,769)	(0.06)
Acquisition-related expenses	1,122	0.02	—	—
Tax impact on items listed above	(1,054)	(0.02)	(1,909)	(0.03)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	—	—	381	0.01
Adjusted net income (loss)(1)	$3,207	$0.06	$(8,420)	$(0.14)

Weighted average shares outstanding - basic		56,674		59,126
Weighted average shares outstanding - diluted		57,371		59,126

_______________

(1)
Reflects amounts attributable to common shareholders.

Free Cash Flow

	Three Months Ended	Year Ended
(In thousands of U.S. Dollars)	December 31, 2022	December 31, 2022
Net cash provided by operating activities	$16,840	$17,321
Net cash used in capital expenditures	(9,584)	(32,621)
Free cash flow	$7,256	$(15,300)